CarParts.com Reports Record Third Quarter 2022 Results

 Record Third Quarter Sales of $164.8 million, up 16% Year over Year

Gross Profit of $56.1 million, up 19% Year over Year

11th Consecutive Quarter of Double-Digit Year over Year Sales Growth

TORRANCE, Calif. – November 9th, 2022 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, and a one-stop shop for vehicle repair and maintenance needs, is reporting results for the third quarter ended October 1, 2022.

Third Quarter 2022 Summary vs. Year-Ago Quarter

●	Net sales increased 16% year over year to $164.8 million and increased 37% on a two-year stack.
●	Gross profit increased 19% to $56.1 million, with gross margin increasing 70 basis points to 34.1%.
●	Net loss was ($0.9) million or ($0.02) per diluted share, compared to a net loss of ($4.7) million or ($0.09) per diluted share.
●	Adjusted EBITDA of $6.3 million vs. $2.3 million.
●	Completed ERP migration from 15-year old legacy system to Microsoft Dynamics 365.

Management Commentary

“Q3 was another record for our company,” said David Meniane, CEO of CarParts.com. “We are excited to continue building a trusted and disruptive platform where we can help our customers solve their auto repair and maintenance needs. Over one-third of our revenue comes from repeat customers, we are consistently growing our addressable market. We launched our Do-It-For-Me program on our website, called Get It Installed, and are one step closer to our goal of becoming the number one destination for our customers.”

“One of our core strategic pillars is financial discipline. As evidenced by our record third quarter Adjusted EBITDA and ample liquidity, we feel confident that we do not need to raise capital at current valuations and can continue to self-fund growth for the foreseeable future.”

“We see staying laser-focused on positive unit economics, free cash flow, operational efficiencies, and customer experience as key to building an exceptional and durable company for our long-term stakeholders.”

Third Quarter 2022 Financial Results

Net sales in the third quarter of 2022 were $164.8 million up 16% from the year-ago quarter. For the month of October, we saw double digit, year-over-year revenue growth and continue to balance growth with profitability and free cash flow generation.

Gross profit in the third quarter increased 19% to $56.1 million compared to $47.3 million in the year-ago quarter, with gross margin increasing 70 basis points to 34.1%.

Total operating expenses in the third quarter were $56.7 million compared to $51.7 million in the year-ago quarter, mainly due to an increase in sales and investments in the business.

Net loss in the third quarter was ($0.9) million compared to a net loss of ($4.7) million in the year-ago quarter.

Adjusted EBITDA in the third quarter was $6.3 million compared to $2.3 million in the year-ago quarter.

On October 1, 2022, the Company had a cash balance of $16.7 million, revolver debt of $5.0 million and no outstanding trade letters of credit (“LCs”), compared to no revolver debt, no outstanding trade LCs and a $18.1 million cash balance at prior fiscal year-end January 1, 2022.

Conference Call

CarParts.com CEO David Meniane and CFO Ryan Lockwood will host a conference call today to discuss the results, followed by a question and answer period.

Date: Wednesday, November 9, 2022

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

With over 25 years of experience, and more than 50 million parts delivered, we’ve streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we’ve created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network, cuts out the brick-and-mortar supply chain costs and provides quality parts at competitive prices.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net (loss) income before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net (loss) income is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net sales	$164.81	$141.85	$507.08	$444.18
Gross profit	$56.15	$47.33	$179.25	$149.86
	34.1%	33.4%	35.3%	33.7%
Operating expense	$56.73	$51.67	$173.14	$154.35
	34.4%	36.4%	34.1%	34.7%
Net (loss) income	$(0.95)	$(4.66)	$5.27	$(5.31)
	(0.6)%	(3.3)%	1.0%	(1.2)%
Adjusted EBITDA	$6.25	$2.30	$24.00	$14.20
	3.8%	1.6%	4.7%	3.2%

The table below reconciles net (loss) income to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirty-Nine Weeks Ended	Thirty-Nine Weeks Ended
	October 1, 2022	October 2, 2021	October 1, 2022	October 2, 2021
Net (loss) income	$(948)	$(4,659)	$5,273	$(5,309)
Depreciation & amortization	3,406	2,573	9,671	7,123
Amortization of intangible assets	26	28	81	83
Interest expense, net	433	309	1,066	821
Taxes	49	39	118	207
EBITDA	$2,966	$(1,710)	$16,209	$2,925
Stock compensation expense	$3,288	$4,005	7,786	11,277
Adjusted EBITDA	$6,254	$2,295	$23,995	$14,202

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(Unaudited, in Thousands, Except Per Share Data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	October 1,	October 2,	October 1,	October 2,
	2022	2021	2022	2021
Net sales	$164,807	$141,846	$507,080	$444,184
Cost of sales (1)	108,659	94,513	327,835	294,328
Gross profit	56,148	47,333	179,245	149,856
Operating expense	56,729	51,668	173,144	154,353
(Loss) income from operations	(581)	(4,335)	6,101	(4,497)
Other income (expense):
Other, net	117	24	363	221
Interest expense	(435)	(309)	(1,073)	(826)
Total other expense, net	(318)	(285)	(710)	(605)
(Loss) income before income taxes	(899)	(4,620)	5,391	(5,102)
Income tax provision	49	39	118	207
Net (loss) income	(948)	(4,659)	5,273	(5,309)
Other comprehensive (loss) gain:
Foreign currency translation adjustments	—	60	124	90
Unrealized (loss) gain on deferred compensation trust assets	(36)	(5)	(170)	68
Total other comprehensive (loss) gain	(36)	55	(46)	158
Comprehensive (loss) income	$(984)	$(4,604)	$5,227	$(5,151)
Net (loss) income per share:
Basic net (loss) income per share	$(0.02)	$(0.09)	$0.10	$(0.10)
Diluted net (loss) income per share	$(0.02)	$(0.09)	$0.09	$(0.10)
Weighted-average common shares outstanding:
Shares used in computation of basic net (loss) income per share	54,481	52,264	54,009	50,903
Shares used in computation of diluted net (loss) income per share	54,481	52,264	57,283	50,903

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited, In Thousands, Except Par Value Data)

	October 1,	January 1,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$16,654	$18,144
Accounts receivable, net	9,501	5,015
Inventory, net	154,751	138,851
Other current assets	6,703	6,592
Total current assets	187,609	168,602
Property and equipment, net	25,021	20,736
Right-of-use - assets - operating leases, net	25,042	28,680
Right-of-use - assets - finance leases, net	19,705	15,130
Other non-current assets	2,612	2,188
Total assets	$259,989	$235,336
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$68,208	$67,372
Accrued expenses	19,997	17,517
Customer deposits	250	826
Right-of-use - obligation - operating, current	4,429	4,201
Right-of-use - obligation - finance, current	4,614	2,953
Other current liabilities	4,186	3,925
Total current liabilities	101,684	96,794
Revolving loan payable	5,000	—
Right-of-use - obligation - operating, non-current	22,402	26,367
Right-of-use - obligation - finance, non-current	15,997	12,868
Other non-current liabilities	3,323	3,739
Total liabilities	148,406	139,768
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 54,558 and 52,960 shares issued and outstanding as of October 1, 2022 and January 1, 2022 (of which 2,565 are treasury stock)	57	56
Treasury stock	(7,625)	(7,625)
Additional paid-in capital	293,450	282,663
Accumulated other comprehensive gain	228	274
Accumulated deficit	(174,527)	(179,800)
Total stockholders’ equity	111,583	95,568
Total liabilities and stockholders' equity	$259,989	$235,336

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, In Thousands)

	Thirty-Nine Weeks Ended
	October 1,	October 2,
	2022	2021
Operating activities
Net income (loss)	$5,273	$(5,309)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	9,671	7,123
Amortization of intangible assets	81	83
Share-based compensation expense	7,786	11,277
Stock awards issued for non-employee director service	17	17
Stock awards related to officers and directors stock purchase plan from payroll deferral	27	—
(Gain) loss from disposition of assets	(41)	15
Amortization of deferred financing costs	37	13
Changes in operating assets and liabilities:
Accounts receivable	(4,624)	(1,737)
Inventory	(15,900)	(42,453)
Other current assets	(124)	1,580
Other non-current assets	(745)	556
Accounts payable and accrued expenses	4,524	19,477
Other current liabilities	(315)	266
Right-of-use obligation - operating leases - current	279	960
Right-of-use obligation - operating leases - long-term	(108)	(331)
Other non-current liabilities	(136)	114
Net cash provided by (used in) operating activities	5,702	(8,349)
Investing activities
Additions to property and equipment	(10,546)	(8,434)
Proceeds from sale of property and equipment	44	27
Net cash used in investing activities	(10,502)	(8,407)
Financing activities
Borrowings from revolving loan payable	10,351	105
Payments made on revolving loan payable	(5,351)	(105)
Payments on finance leases	(3,099)	(1,566)
Net proceeds from issuance of common stock for ESPP	794	—
Statutory tax withholding payment for share-based compensation	—	(3)
Proceeds from exercise of stock options	1,113	3,230
Net cash provided by financing activities	3,808	1,661
Effect of exchange rate changes on cash	(498)	(27)
Net change in cash and cash equivalents	(1,490)	(15,122)
Cash and cash equivalents, beginning of period	18,144	35,802
Cash and cash equivalents, end of period	$16,654	$20,680
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$4,075
Right-of-use finance asset acquired	$7,889	$4,257
Accrued asset purchases	$859	$1,727
Share-based compensation expense capitalized in property and equipment	$1,051	$1,610
Stock issued for services	$81	$622
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$175	$77
Cash paid during the period for interest	$1,011	$811